EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, made effective as of the /s/20th day of September, 2004 (the "EFFECTIVE DATE"), by and between NECI ACQUISITION, INC., a Florida Corporation having offices at 33 South Wood Avenue, Suite 600, Iselin, New Jersey 08830 ("NECI"), and DANIEL SHEA, residing at 1198 Furnace Road, Pittsford, Vermont, 05763 ("SHEA").

         WHEREAS, NECI desires to have the services of Shea as its President and Shea desires to be employed by NECI, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. TERM OF EMPLOYMENT; DUTIES.

         1.1. NECI hereby employs Shea as President of NECI, and Shea hereby agrees to serve NECI in such capacity and to perform such duties consistent therewith as the Co-Chairman of NECI from time to time shall determine for a period of three (3) years commencing on September 17, 2004 (the "INITIAL TERM"), and which Employment Agreement shall automatically renew for a period of one (1) year on each anniversary of such date ("RENEWAL TERM") unless notice of termination is provided to the other party ("NOTICE OF NON-RENEWAL"). Said notice shall be in writing and shall be delivered not less than ninety (90) days prior to an anniversary date or unless the agreement is earlier terminated pursuant to the terms and conditions set forth in Section 4 of this Employment Agreement.

2. COMPENSATION.

         2.1. For all services rendered pursuant to the terms hereof, Shea shall receive a base salary of $137,500 ("BASE SALARY") for each of the 12 month periods (a "CONTRACT YEAR") ending June 30, and each June, thereafter, which Base Salary may be reviewed by the Co-Chairman of NECI for each of the Contract Years after the fiscal year ending June 30, 2005, to determine whether the Base Salary should be changed for any such year. The Base Salary shall be paid to Shea in equal periodic installments not less frequently than monthly. In addition and not in lieu thereof, Shea shall be entitled to receive such fringe benefits and to participate in such benefit plans and programs as are generally made available by NECI to other senior executive employees, including, but not limited to, health insurance, and a car allowance or company vehicle. Should Shea choose to have his own car, NECI will pay him $800.00 per month car allowance.

         2.2. The terms and conditions of the NECI Employee Handbook, if any, are incorporated as terms herein. In the event the terms of this agreement conflict with the provisions of the Employee Handbook, the terms of this agreement shall prevail.



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         2.3. Shea shall receive an annual monetary bonus (the "BONUS") for each
Contract Year of two percent (2%) of the pre-tax profits of NECI. The Bonus, if any, shall be payable every year on or before November 1, for the preceding fiscal year.

3. SERVICES TO BE PROVIDED.

         3.1. Shea is currently the President of NECI. The foregoing sentence notwithstanding Shea shall serve at the discretion of the Co-Chairman of NECI and shall perform all duties, obligations and responsibilities as shall be assigned to him by the Co Chairman of NECI, and shall devote his full attention to the performance of the duties, obligations and responsibilities assigned to him and he will devote his full time and attention exclusively to the business and affairs of NECI. Shea also agrees that he shall act solely for NECI's benefit in all matters connected with his employment and further agrees that he shall not take personal advantage of any business opportunities which arise during his employment and which may benefit NECI. All material facts regarding such opportunities must be promptly reported to the Co-Chairman of NECI for consideration.

4. TERMINATION OF EMPLOYMENT.

         4.1. During the Initial Term or Renewal Term, Shea's employment may be terminated by the Co-Chairman of NECI on the occurrence of any one or more of the following events without liability for the payment of any severance payments as set forth in Section 9 hereof.

            (a) The death of Shea; in which event Shea's salary and benefits owing to Shea at the date of Shea's death shall be paid to his estate. Shea's estate will not be entitled to any other compensation under this Agreement; or

            (b) The Disability (as defined in Section 4.2 below) of Shea; subject to the provision of Section 4.2 below; or

            (c) Termination of Shea for "CAUSE", which shall mean any of the following: (i) the intentional failure by Shea to perform his duties hereunder for reasons other than death or disability in the discretion of either Chairman of NECI; or (ii) if Shea is convicted or enters a plea of nolo contendo to a misdemeanor involving fraud, perjury or embezzlement, or any felony; or (iii) if Shea engaged in fraud, misappropriation of funds, disloyalty, dishonesty, breach of fiduciary duty or embezzlement with respect to NECI and/or its assets; (iv) gross negligence in the performance of duties; or (vi) a material violation of
Section 7.2. In the event that Shea is terminated for cause as defined in
Section 4.1(c) all benefits and entitlements shall cease immediately, including, but not limited to, termination of all non-exercised options described in
Section 8 hereof, and only such benefits that have previously vested shall be paid. Notwithstanding termination of employment, Shea's obligations under Sections 6 and 7 shall continue pursuant to the terms and conditions of this Employment Agreement.

         4.2. If Shea becomes mentally or physically disabled for a period of three (3) consecutive months such that he is not able to perform his duties substantially as contemplated herein ("DISABILITY"), NECI's obligations to pay the Base Salary and the Bonus, if any, shall cease from and after the last day of such three (3) month period and shall not be resumed unless and until Shea has returned to his duties on a full time basis for a period of two (2) consecutive months. During such two (2) month period, Shea shall be paid at the rates of Base Salary and Bonus, if any, which would then have been prevailing hereunder had he not become so disabled. Shea shall, as a result of any physical or mental disability, become unable to perform substantially all of the duties


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customarily performed by him for a continuous period of ninety (90) days, either
Chairman of NECI, at its option, may terminate Shea's employment with NECI and NECI's obligation hereunder to pay the Base Salary and Bonus, if any, will continue for six (6) months following termination. NECI shall have no further obligation or liability to Shea. However, Shea's obligations under Sections 6 and 7 shall continue pursuant to the terms and conditions of this Employment Agreement. Disability shall be deemed to have become permanent when, as a result of the injury or illness, Shea becomes wholly and continuously disabled and is thus unable to perform the material and substantial duties of his employment as set forth in Section 3 above.

5. REIMBURSEMENT OF EXPENSES.

         NECI shall reimburse Shea for all reasonable expenses incurred in connection with the promotion of the business of NECI, including expenses for travel, entertainment, reasonable mechanical auto repairs and similar expenses incurred by Shea on NECI's behalf. No such reimbursement shall be made except upon the presentation by Shea of an itemized account of such expenses or other evidence thereof for which reimbursement then is being sought, all in form reasonably satisfactory to the Co-Chairman of NECI.

6.       DISCLOSURE OF INFORMATION AND COMPANY PROPERTY.

         All memoranda, notes, correspondence, records, lists, files, communications (electronic and written), or other documents made or compiled by Shea or made available to him during the course of his employment with NECI concerning the business of NECI is considered NECI's property and not the property of Shea. Said property shall be delivered to NECI by Shea on the termination of Shea's employment. Shea further represents that he will not copy, nor cause to be copied, print out, nor cause to be printed out any documents, software or other materials originating with or belonging to NECI. Shea additionally represents that on termination of his employment with NECI he will not retain, nor dispose of, any such property.

7. RESTRICTIVE COVENANTS AND NON-COMPETITION AGREEMENTS.

         7.1. Shea acknowledges that his position with NECI is fiduciary, special, unique and intellectual in character and his position with NECI will place him in a position of confidence and trust with employees and clients of NECI.

         7.2. NON-COMPETITION. Shea acknowledges and recognizes the highly competitive nature of NECI's business and accordingly agrees that during the Initial Term and Renewal Term of this Employment Agreement as defined in Section 1, and for a period of one (1) year thereafter (the "NON-COMPETE PERIOD") Shea will not directly or indirectly (i) whether as director, officer, consultant, principal, employee, agent, lender, stockholder or otherwise, engage in or contribute Shea's knowledge and/or abilities to any business or entity in competition with NECI; or (ii) employ or attempt to employ or assist anyone in employing any person who is an employee of NECI or was an employee of NECI at any time during the period commencing two (2) years from Shea's termination; or
(iii) attempt in any manner to solicit from any client business of the type performed by NECI or persuade any client of NECI to cease doing business or reduce the amount of business that such client has customarily done with NECI; or (iv) solicit, entice or induce, whether individually or in concert with others any manufacturer and/or supplier whose products are distributed by NECI to act as manufacturer or supplier for any other party of the same or similar goods that it supplies to NECI. If Shea is terminated for any reason other than the reasons set forth in Section 4.1(c), the provisions contained within this
Section 7.2 shall also terminate.



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         7.3. CONFIDENTIALITY. Shea acknowledges that he will have access to certain proprietary and confidential information of NECI. Unless authorized by NECI, at no time shall Shea use for himself or others or divulge to others, any proprietary or confidential information of NECI obtained by him as a result of his employment during the Initial Term, Renewal Term or thereafter. For purposes of this Section, the term "PROPRIETARY OR confidential" information: shall mean all information which (i) is known only to Shea or to Shea and other employees, former employees, consultants of NECI, or others in a confidential relationship with NECI, (ii) relates to specific matters such as trade secrets, customers and client lists, potential customers, vendor lists, pricing and credit techniques, research and development activities, books and records, and commission schedules, contemplated new products and services, and sales projections, creative, marketing and advertising campaigns, commission schedules and financial information of NECI, as they may exist from time to time, which Shea may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of NECI, or which he may acquire or may have acquired knowledge of during the performance of such work, and (iii) is not readily available to others.

         7.4. ENFORCEMENT.

            (a) Shea agrees that the restrictions set forth in this Section 7 are reasonable and necessary to protect the interests and goodwill of NECI. If any of the covenants set forth herein are deemed to be invalid or unenforceable based upon the duration or otherwise, the parties agree that such provision(s) shall be modified to make them enforceable to the fullest extent permitted by law.

            (b) In the event of a breach or threatened breach by Shea of the provisions set forth in this Section 7, Shea acknowledges that NECI will be irreparably harmed and that monetary damages shall be an insufficient remedy to NECI. Therefore, Shea consents to enforcement by means of temporary or permanent injunction restraining Shea from violating or breaching any of the provisions of this Section 7, including, but not limited to, disclosing in whole or in part the aforementioned proprietary or confidential information of NECI or from rendering any services to any person, firm, corporation, association or other entity to whom or to which such proprietary or confidential information in whole or in part has been disclosed or is threatened to be disclosed, and from competing with NECI in violation of this Section 7.2, and consents to such other appropriate equitable relief in any competent court in addition to any other remedies NECI may have under this Employment Agreement or otherwise, including recovery of damages from Shea.



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8. OPTIONS.

         Subject to the terms of a Stock Incentive Plan to be adopted by Sagamore Holdings, Inc. ("Sagamore"), the Company's parent, and a separate Stock Option Agreement, between Sagamore and Shea, Shea shall be entitled to receive options to purchase two and one-half percent (2.5%) of the outstanding common stock or other similar equity interest of Sagamore for each year of the next three (3) years that Shea is employed by NECI. The Stock Incentive Plan and Stock Option Agreement shall contain limitations and conditions, including, but not limited to, vesting schedules, continued employment and forfeiture provisions.

9.       SEVERANCE PAYMENTS.

         If NECI terminates Shea's employment hereunder for any reason other than a reason set forth in Section 4 hereof, in exchange for a release of all claims against NECI, Shea shall be entitled to severance payments equal to two
(2) year of the current Base Salary, paid over two (2) years, in accordance with NECI's regular salary payment intervals.

10.      NOTICES.

         Any notices required or permitted to be given under the provisions of this Employment Agreement shall be in writing: (i) delivered personally; or (ii) sent by recognized overnight courier, or (iii) mailed by certified or registered mail, return receipt requested and postage prepaid, to the persons and at the addresses first set forth above, or to such other person at such other address as the party may request by notice in writing sent by recognized overnight courier or by certified or registered mail, return receipt requested and postage prepaid, to the other party to this Employment Agreement. Notices which are hand delivered or delivered by recognized overnight courier shall be effective upon delivery. Notices which are mailed shall be effective upon the third business day after mailing.

11.      CONSTRUCTION.

         This Employment Agreement shall be construed in accordance with, and be governed by, the laws of the State of New Jersey.

12.      SUCCESSORS AND ASSIGNS.
         This Employment Agreement shall be binding on the successors and assigns of NECI and shall inure to the benefit and be enforceable by and against its successors and assigns. This Employment Agreement is personal in nature and may not be assigned or transferred by Shea without the prior written consent of NECI.

13.      ENTIRE AGREEMENT.

         This Employment Agreement contains the entire understanding and agreement between the parties relating to this subject matter hereof, and neither this Employment Agreement nor any provision hereof may be waived, modified, amended, changed, discharged, or terminated, except by an agreement in writing signed by both parties.



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14.      COUNTERPARTS.

         This Employment Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

15.      ILLEGALITY.

         In case any one or more of the provisions of this Employment Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, the legality, and enforceablility of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16.      ARBITRATION.

         Any disputes arising under this Employment Agreement shall be subject to arbitration under the rules of the American Arbitration Association, brought in New Jersey, each side to bear their own fees, costs and disbursements. Any award issued by the arbitrator is to be enforced by the Courts of the State of New Jersey, venue Middlesex County, to the exclusion of all other rules and procedures of any other jurisdiction.

17.      CAPTIONS.

         The captions of the sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Employment Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        NECI ACQUISITION, INC.

                                        By: /s/ Illegible
                                            --------------------------------
                                            Name:
                                            Its:



                                        -------------------------------------
                                        DAN SHEA

Dated:   this /s/20th day of September 2004



Witness: /s/Illegible